EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 14, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jan 2008 – Dec 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.3%	0.6%	-6.1%	-6.1%	-5.1%	-1.5%	2.0%	-1.5%	11.6%	-22.9%	-0.1	-0.2
B**	0.3%	0.6%	-6.7%	-6.7%	-5.7%	-2.1%	N/A	-2.1%	11.6%	-24.9%	-0.1	-0.3
Legacy 1***	0.3%	0.7%	-4.0%	-4.0%	-3.2%	N/A	N/A	-3.5%	11.0%	-18.1%	-0.3	-0.4
Legacy 2***	0.3%	0.7%	-4.3%	-4.3%	-3.6%	N/A	N/A	-3.8%	10.9%	-18.6%	-0.3	-0.5
Global 1***	0.3%	0.7%	-3.4%	-3.4%	-4.1%	N/A	N/A	-4.4%	10.5%	-17.5%	-0.4	-0.5
Global 2***	0.3%	0.7%	-3.6%	-3.6%	-4.3%	N/A	N/A	-4.7%	10.4%	-18.4%	-0.4	-0.6
Global 3***	0.3%	0.6%	-5.2%	-5.2%	-6.0%	N/A	N/A	-6.4%	10.4%	-23.5%	-0.6	-0.8

S&P 500 Total Return Index****	-0.3%	-0.1%	14.9%	14.9%	10.5%	1.5%	7.0%	1.5%	19.0%	-48.5%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-0.9%	-1.1%	4.6%	4.6%	13.9%	9.8%	7.7%	9.8%	13.1%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	21%					21%
Energy	9%	Short	Crude Oil	3.3%	Short	9%	Short	Crude Oil	3.3%	Short
			Gasoline Blendstock	1.7%	Long			Gasoline Blendstock	1.7%	Long
Grains/Foods	7%	Short	Sugar	2.1%	Short	7%	Short	Sugar	2.1%	Short
			Coffee	1.4%	Short			Coffee	1.4%	Short
Metals	5%	Long	Silver	0.9%	Long	5%	Long	Silver	1.0%	Long
			Copper	0.9%	Long			Copper	0.9%	Long
FINANCIALS	79%					79%
Currencies	33%	Short $	Euro / Japanese Yen	3.9%	Long	33%	Short $	Euro / Japanese Yen	4.0%	Long
			Australian Dollar	3.9%	Long			Australian Dollar	3.8%	Long
Equities	30%	Long	S&P 500	5.8%	Long	30%	Long	S&P 500	5.8%	Long
			Dax Index	3.6%	Long			Dax Index	3.6%	Long
Fixed Income	16%	Long	Bunds	4.3%	Long	16%	Long	Bunds	4.3%	Long
			Bobl	1.8%	Long			Bobl	1.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets declined nearly 7% as ongoing forecasts for abnormally warm temperatures in the U.S. indicated a reduction on future demand.  Crude oil markets finished up for the week, driven higher by strong manufacturing reports from China and expectations of increased industrial demand.

Grains/Foods
Wheat and corn markets had steep declines after the U.S. Department of Agriculture reported increased supply forecasts.  Soybean markets rallied on reports of strong export sales data.  Sugar prices fell to levels unseen since 2010 as a better-than-expected outlook for Brazilian production drove prices down.

Metals
Copper strengthened on an improved outlook for industrial demand from China, the world’s largest consumer of copper.  In the precious metals markets, gold and silver prices fell due to a late-week decline created by liquidations by large commodity funds which were rebalancing their year-end portfolios.

Currencies
The U.S. dollar declined to recent lows following the release of details from last week’s Federal Open Market Committee meeting which highlighted expanded monetary easing plans.  In Asia, the Japanese yen continued its decline as investors expected extended quantitative easing following the upcoming weekend’s elections.  The euro finished sharply higher for the week, benefitting from dollar and yen weakness.

Equities
European equity markets gained as data showed an improvement in German investor confidence, which prompted buying.  The Japanese Nikkei 225 Index rallied in excess of 2% due to an improved economic outlook for China and strong forecasts for the nation’s export industries supported by the weaker yen.  In the U.S., equity markets finished nearly flat as early week gains stemming from an improved outlook for Europe were erased by heightened concerns U.S. lawmakers would not be able to reach an agreement to avoid the impending Fiscal Cliff by year-end.

Fixed Income
German Bund prices declined due to reports of a stronger-than-expected Italian debt auction and increased risk appetite fostered by equity market gains.  U.S. debt markets also fell, under pressure by reduced safe-haven demand fostered by better-than-expected weekly jobless estimates.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.